UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34700 Campus Drive, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2016, the stockholders of WaferGen Bio-systems, Inc. (the “Company”) approved an amendment to the Company’s 2008 Stock Incentive Plan (the “2008 Plan”). The amendment adds an additional 2,500,000 shares to the 2008 Plan, for a total of 3,714,589 shares of common stock available for issuance under the 2008 Plan, extends the 2008 Plan’s expiration date, re-approves the material terms of the 2008 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 and makes certain other changes to the 2008 Plan. This summary is qualified in its entirety by the full text of the Amendment to the 2008 Plan set forth in Appendix B to the proxy statement for the Company’s 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 12, 2016 (the “2016 Proxy Statement”), which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2016, the Company held its 2016 Annual Meeting of Stockholders. 12,486,876 shares of the Company’s common stock were present in person or by proxy at the meeting, representing approximately 66.58% of the 18,753,615 shares of common stock outstanding and eligible to vote. The certified results of the matters voted upon at the meeting, which are more fully described in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders, are as follows:

1.
The stockholders elected seven directors to the Company’s board of directors (the “Board of Directors”) to serve for one year terms until the 2017 annual meeting of the stockholders or until their successors are duly elected and qualified, with the votes cast as follows:

Nominee	For	Withheld	Broker Non-Votes
Rolland Carlson	3,912,890	1,361,760	7,212,226
R. Dean Hautamaki	3,915,882	1,358,768	7,212,226
Makoto Kaneshiro	3,893,556	1,381,094	7,212,226
Joel Kanter	3,886,180	1,388,470	7,212,226
William McKenzie	3,890,021	1,384,629	7,212,226
Robert Schueren	3,910,369	1,364,281	7,212,226
Ivan Trifunovich	3,928,770	1,345,880	7,212,226

2.
The stockholders approved the grant of discretionary authority to the Board of Directors to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock, at any time within one year after stockholder approval is obtained, by a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be set within this range as determined by the Board of Directors in its sole discretion, with votes cast as follows:

For	Against	Abstain
9,618,349	2,778,992	89,535

3.	The stockholders approved the amendments to the 2008 Plan, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
2,699,885	2,470,352	104,413	7,212,226

4.	The stockholders ratified the appointment of SingerLewak LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016, by the following vote:

For	Against	Abstain
10,895,564	1,477,225	114,087

5.	The stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
2,961,513	1,613,310	699,827	7,212,226

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. In connection with the Company’s previously announced merger agreement with Takara Bio USA Holdings, Inc., Walrus Acquisition Corporation and Takara Bio USA, Inc., the Company intends to file with the SEC a proxy statement of the Company, as well as other relevant documents concerning the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by going to the Company’s Investors page on its corporate website at www.wafergen.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: May 26, 2016	By:	/s/ Michael P. Henighan
Name: Michael P. Henighan
Title: Chief Financial Officer